UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2013

OM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12515

(Commission File Number)

52-1736882

(I.R.S. Employer Identification Number)

127 Public Square

1500 Key Tower

Cleveland, Ohio 44114-1221

(Address of principal executive offices)

(Zip code)

(216) 781-0083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 29, 2013, OM Group, Inc. completed its previously announced divestiture of the cobalt-based business of its Advanced Materials segment pursuant to the Asset and Stock Purchase Agreement among OM Group and certain of its affiliates with Freeport-McMoRan Corporation and Koboltti Chemical Holdings Limited.

OM Group received cash consideration of $325 million, plus approximately $30 million for cash on hand, upon the closing of the transaction. OM Group will use these proceeds to repay a substantial portion of its debt. The sale agreements also provide for potential future cash consideration of up to an additional $110 million based on the business achieving certain revenue targets over a period of three years. The purchase price is subject to adjustment based on a post-closing analysis of the closing date balance sheet.

In connection with the sale, OM Group also transferred its equity interests in its DRC-based joint venture known as GTL to its joint venture partners, subject to a security interest in favor of OM Group with respect to the joint venture’s performance of certain supply arrangements.

Attached hereto as Exhibit 99.1 is OM Group’s press release issued March 29, 2013 announcing the completion of this divestiture.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Unaudited Proforma Condensed Consolidated Balance Sheet of OM Group as of December 31, 2012 assumes the sale and transfer had been completed as of that date. The Unaudited Proforma Condensed Statement of Consolidated Operations of OM Group assumes the sale and transfer had occurred January 1, 2012. The unaudited proforma statements are provided for illustrative purposes only and are not necessarily indicative of what OM Group’s financial position or results of operations would have been had the disposition occurred on the dates indicated. The unaudited proforma statements should be read in conjunction with Notes to Proforma Condensed Consolidated Financial Statements and OM Group’s historical financial statements and related notes.

These statements are attached as Exhibit 99.2.

(d)	Exhibits.

99.1	Press Release issued by OM Group, Inc., dated March 29, 2013

99.2	Unaudited Proforma Condensed Consolidated Balance Sheet of OM Group, Inc. as of December 31, 2012 and Unaudited Proforma Condensed Statement of Consolidated Operations of OM Group, Inc. for the year ended December 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

By:	/s/ Valerie Gentile Sachs
Valerie Gentile Sachs
Vice President, General Counsel and Secretary

Date: April 4, 2013

EXHIBIT INDEX.

99.1	Press Release issued by OM Group, Inc., dated March 29, 2013

99.2	Unaudited Proforma Condensed Consolidated Balance Sheet of OM Group, Inc. as of December 31, 2012 and Unaudited Proforma Condensed Statement of Consolidated Operations of OM Group, Inc. for the year ended December 31, 2012